Exhibit 10.62

MASTER SERVICES AGREEMENT

Between

Medpace Inc.

an Ohio Corporation

4620 Wesley Avenue

Cincinnati, Ohio 45212

(“MEDPACE”)

and

 VIVUS, Inc.

a Delaware Corporation

1172 Castro Street

Mountain View, California 94040-2552

This MASTER SERVICES AGREEMENT (the “Agreement”), dated as of September 12, 2007 (the “Effective Date”), is between MEDPACE and VIVUS.  MEDPACE and VIVUS are sometimes referred to herein individually as a “Party” and together as the “Parties”.

RECITALS:

WHEREAS, VIVUS is in the business of developing and obtaining regulatory approval of the marketing and sale of pharmaceutical products and

WHEREAS, MEDPACE is engaged in the business of providing services related to the design and execution of clinical development programs involving drugs, biologics, and medical devices through engagement by its clients, the sponsors of clinical development programs, to perform such services; and

WHEREAS, VIVUS desires to engage MEDPACE to perform certain services (“Services”) as set forth hereinafter in connection with certain clinical trials, all in accordance with and subject to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Parties agree as follows:

1.             PROJECT SPECIFICATIONS

1.1           MEDPACE hereby agrees to perform Services for VIVUS from time to time.  The precise Services to be performed by MEDPACE shall be mutually agreed upon by the Parties and set forth in one or more task orders (each a “Task Order”), a form of which is attached hereto as Exhibit A.  Each Task Order shall be signed by an authorized representative of each Party and shall include detailed information concerning a given project, including a description of the specific services to be provided (“Scope of Work”), project milestones and target completion dates (“Project Schedule”), a detailed budget (“Project Budget”), and a schedule of payments related to the Project Schedule and the Project Budget (“Payment Schedule”).  Each Task Order shall contain a Transfer of Obligations list (“Transfer of Obligations”) in conjunction with the relevant Task Order and consistent with the regulations set forth in 21 C.F.R. Section 312, Subpart D (Responsibilities of VIVUS and Investigators).  Any responsibilities not specifically transferred in the Transfer of Obligations shall remain the regulatory responsibility of VIVUS.  Each Task Order shall designate a Project Manager or other duly authorized representative authorized to make decisions on behalf of each Party with respect to the Services to be rendered under the Task Order.

2.             PROJECT SCHEDULE

2.1.          Each Task Order shall contain project timelines, milestones or target dates for completion of a project or a portion thereof, and all such schedules shall be reasonable for the Services to be provided.  In all events, the Parties shall use their reasonable best efforts to comply with each Task Order.

2.2.          If at any time either Party anticipates a delay in meeting the timelines for a given Task Order as set forth in its Project Schedule, either due to changes to the Services requested by VIVUS, or other causes (such as FDA approval of a competitor’s NDA for the same drug, which may adversely affect patient enrollment), then the anticipating Party shall promptly notify the other Party in writing, specifying the reason for the delay and the anticipated effect upon the timelines, milestones or other deliverables.

3.             CHANGE ORDERS

3.1.          Any change in the details of a Task Order or the assumptions upon which the Task Order is based may require changes in the Project Budget, Payment Schedule or Project Schedule.  Every such change shall require a written amendment to the Task Order (a “Change Order”).  Each Change Order shall detail the requested changes to the applicable task, responsibility, duty, budget, timeline or other matter.  The Change Order will become effective upon the execution of the Change Order by both Parties, and the Change Order will specify the period of time within which MEDPACE must implement the changes.  Both Parties agree to act in good faith and promptly when considering a Change Order requested by the other party but neither party is obligated to execute a Change Order.  No Change Order shall become effective unless and until it is signed by both Parties.  Any such changes that result in additional charges shall be reflected in the Change Order to the affected Task Order, Project Budget or Payment Schedule.

4.             PROJECT BUDGET, PAYMENT SCHEDULE, AND TERMS

4.1.          VIVUS agrees to pay MEDPACE for Services rendered pursuant to the Project Budget and Payment Schedules included in each Task Order.

4.2.          VIVUS agrees to reimburse MEDPACE for reasonable pass-through expenses identified in the Task Order and incurred by MEDPACE in providing the Services in accordance with the relevant Task Order.  All expenses billed to VIVUS by MEDPACE must be accompanied by appropriate documentary evidence, such as receipts or other documentation reasonably acceptable to VIVUS.

4.3.          VIVUS shall mail payments to MEDPACE within 45 days after receipt of a written invoice and required supporting documentation as applicable. An annual interest rate of 12% will be applied to outstanding invoices greater than 45 days.

5.             WARRANTIES AND REPRESENTATIONS:

5.1.          Acknowledgements:

MEDPACE acknowledges that the Services to be provided hereunder are for the benefit of, and are subject to the direction of VIVUS.  MEDPACE acknowledges that VIVUS is the beneficiary under the terms of this Agreement and each Task Order, and that VIVUS is entitled to enforce the provisions thereof.

5.2.          Representations and Warranties of MEDPACE

5.2.1.       MEDPACE represents and warrants that it is a corporation with its principal office and place of business at 4620 Wesley Avenue, Cincinnati, Ohio 45212, duly organized, validly existing and in good standing in its place of organization, and is in good standing in and duly qualified to do business.

5.2.2.       MEDPACE warrants that the execution, delivery and performance of this Agreement and each Task Order has been validly authorized by all corporate action and this Agreement and each Task Order represents the valid binding agreement of MEDPACE enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement and each Task Order will not violate any organizational document governing MEDPACE, any agreement to which MEDPACE is a party, or any law or court or governmental order, holding or writ by which MEDPACE is bound.  MEDPACE further warrants that it shall render the Services requested by VIVUS in accordance with high professional standards, consistent with Good Clinical Practices and Laboratory Regulations and with the standard of care customary in the contract research organization industry.  MEDPACE shall complete all services in conformance with each approved Task Order, including each Project Schedule and Project Budget.

5.2.3.       MEDPACE warrants that the personnel assigned to perform services rendered under this Agreement shall be qualified and professionally capable of performing the Services, shall be adequate to effectively perform the Services on the agreed upon schedule and shall devote such time as is necessary to perform the Services on such agreed upon schedule.

5.2.4.       MEDPACE further warrants that it shall perform the Services in compliance with the terms of this Agreement, the terms of the Task Orders, and all applicable laws and regulations including, without limitation, the Federal Food, Drug and Cosmetic Act and the regulations promulgated pursuant thereto, and all future amendments during the term.  MEDPACE further warrants that it shall make available to VIVUS, or to the responsible regulatory authority, relevant records, programs and data as may reasonably be requested by VIVUS or which is the subject of a Task Order.  VIVUS shall have the right to monitor the operations of MEDPACE hereunder, and VIVUS representatives shall have the right to visit any of the facilities where MEDPACE is performing any of the Services and during such visits to inspect the work being done and materials used, to observe the procedures being followed, to examine the books, records and other data relevant to the Services.  If any regulatory agency requests to inspect any books, records, data or facilities of MEDPACE relating to the Services, MEDPACE shall immediately notify VIVUS.

5.2.5.       MEDPACE represents and warrants that there is no litigation, regulatory investigation or proceeding, administrative hearing or any other similar proceeding pending or to the best of its knowledge threatened against MEDPACE which could adversely affect MEDPACE’s ability to perform the Services or which alleges a violation by MEDPACE of any law or regulation related to Services.

5.2.6.       Obligation of MEDPACE

MEDPACE shall immediately notify VIVUS in writing if any of the representations or warranties contained in this Article 5 become untrue.  MEDPACE shall correct or perform again any portion of the Services that fails to conform to any warranty set forth in this Article 5 without additional cost to VIVUS and within thirty (30) days of receipt of notice from VIVUS.

5.3.          Representations and Warranties of VIVUS

5.3.1        VIVUS represents and warrants that it is a corporation with its principal office and place of business at 1172 Castro Street, Mountain View, California 94040-2552, duly organized, validly existing and in good standing in its place of organization, and is in good standing in and duly qualified to do business.

5.3.2        VIVUS warrants that the execution, delivery and performance of this Agreement and each Task Order has been validly authorized by all corporate action and this Agreement and each Task Order represents the valid binding agreement of VIVUS enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement and each Task Order will not violate any organizational document governing VIVUS, any agreement to which VIVUS is a party, or any law or court or governmental order, holding or writ by which VIVUS is bound.

5.3.3        VIVUS represents and warrants that there is no litigation, regulatory investigation or proceeding, administrative hearing or any other similar proceeding pending or to the best of its knowledge threatened against VIVUS which could adversely affect VIVUS’s ability to perform under this Agreement or any Task Order or which alleges a violation by VIVUS of any law or regulation related to the subject matter of the Services rendered by MEDPACE hereunder.

5.3.4        Obligation of VIVUS

VIVUS shall immediately notify MEDPACE in writing if any of the representations or warranties contained in this Article 5 become untrue.

6.             TERMINATION

6.1           VIVUS may terminate this Agreement without cause immediately upon giving MEDPACE notice of such termination, provided such termination shall not in and of itself affect any then uncompleted Task Order.

6.2           VIVUS may terminate any Task Order without cause immediately upon giving MEDPACE notice of such termination.  As soon as practicable, after receipt of such notice, the Parties shall cooperate in good faith to agree on a plan to expeditiously conclude activities with respect to such matter.  MEDPACE shall transfer to VIVUS all case report forms, study files, and other data and information in any and all formats available, including electronic format and computer files and programs, in MEDPACE’s possession.

6.3           MEDPACE may terminate a Task Order only if VIVUS has defaulted on its obligations thereunder and has not cured such default within 10 days after written notice if the default is the failure to pay MEDPACE any amount due thereunder or within 30 days after written notice in the event of any other default, upon giving VIVUS notice of such termination; provided, however, that such amounts are not in dispute.  Should VIVUS dispute any amounts due, the undisputed portion will be paid in accordance with Section 4.5, and VIVUS and MEDPACE will work together in good faith to settle the disputed portion.  Upon resolution, any amounts then owing will be paid within ten (10) days of reaching said resolution.  As soon as practicable, after receipt of such notice, the Parties shall cooperate in good faith to agree on a plan to expeditiously conclude activities with respect to such matter.

MEDPACE shall transfer to VIVUS all case report forms, study files, and other data and information in any and all formats available, including electronic format and computer files and programs, in MEDPACE’s possession.

6.4           In the event of any termination of a Task Order before completion, VIVUS agrees to pay MEDPACE for all Services rendered pursuant to the unfinished Task Order prior to such termination and any non-cancelable expenses incurred in connection with MEDPACE’s performance of Services thereunder.  As soon as reasonably practicable following receipt of a termination notice, MEDPACE shall submit an itemized accounting of Services performed, expenses incurred pursuant to performance of the Services, non-cancelable expenses incurred by MEDPACE relating to any unfinished Task Order, and payments received in order to determine a balance to be paid by either Party to the other.  Such balance shall be paid within 30 days of receipt of such an itemized accounting by VIVUS.

7.             COMMUNICATIONS

7.1           Any notice required or permitted under this Agreement shall be in writing and shall be deemed given if delivered personally, mailed by prepaid, first class, certified mail, return receipt requested, or sent by express courier service, to the Party to be notified at the addresses set forth below (or such other address as shall be designated by written notice); provided that all notices shall be effective upon receipt thereof:

If to MEDPACE:

Medpace, Inc.

4620 Wesley Avenue

Cincinnati, Ohio 45212

Attn:  August J. Troendle

Telephone:  (513) 579-9911 x2278

If to VIVUS:

VIVUS, Inc.

1172 Castro Street

Mountain View, CA  94040

Attn:  Legal Affairs

Telephone:  (650) 934-5652

8.             CONFIDENTIALITY

8.1.          VIVUS may provide confidential information to MEDPACE during the course of this Agreement.  All information by VIVUS or its clients or data collected by MEDPACE for VIVUS during the course of performance of the Services is deemed to be the confidential information of VIVUS.  MEDPACE shall not disclose confidential information to any third party, or use the confidential information for any purpose other than for the benefit of VIVUS, without the prior written consent of VIVUS.

8.1.1.       MEDPACE shall ensure by binding written agreement that its employees, agents, and approved independent contractors involved in the Services shall comply with the provisions of Article 8 of this Agreement.  MEDPACE shall disclose only confidential information to those of its employees, agents, and independent contractors who reasonably need to know the confidential information.

8.1.2.       MEDPACE shall exercise due care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure and use of confidential information associated with the Services.

8.2.          MEDPACE Confidential Information.

VIVUS shall hold confidential all non-public information and materials furnished to it by MEDPACE pertaining to MEDPACE’s business practices or pertaining to proprietary information of MEDPACE.

8.3.          This confidentiality and nondisclosure provision shall not apply to:

Information which was known by the Party before the date hereof or which is independently discovered, after the date hereof, without the aid, application or use of the confidential information, as evidenced by written records;

Information which is in the public domain on the date hereof or subsequently becomes publicly available through no fault or action of the other Party; or

Information, which is disclosed to the Party by a third party authorized to disclose it.

8.3.1.       If the receiving Party is requested to disclose the Confidential Information of the other Party or the substance of this Agreement in connection with a legal or administrative proceeding or otherwise to comply with a requirement under the law, the receiving party will give the disclosing Party prompt notice of such request so that the disclosing Party may seek an appropriate protective order or other remedy, or waive compliance with the relevant provisions of this Agreement.  The disclosing Party must notify the receiving Party within 10 days that it intends to take action in response to the request for disclosure.  If the disclosing Party seeks a protective order or other remedy, the receiving Party, at the disclosing Party’s expense, will cooperate with and assist the disclosing Party in such efforts.  Failure of the disclosing Party to intervene shall not relieve the obligations to maintain confidentiality except in so far as the receiving Party must comply with the terms of such process compelling disclosure.

9.             RIGHTS IN PROPERTY

9.1.          All materials, documents, data, software and information of every kind and description supplied to MEDPACE by VIVUS or any of VIVUS’s clients, or prepared, developed, or generated by MEDPACE pursuant to this Agreement, (except for the pre-existing MEDPACE procedural manuals, personal data, methods, procedures, and policies) are and shall be the sole and exclusive property of VIVUS.  Further, all data and information generated or derived by MEDPACE as the result of services performed by it under this Agreement shall be and remain the exclusive property of VIVUS.  VIVUS shall have the right to make whatever use they deem desirable of any such materials, documents, data or software.  MEDPACE shall not, without the prior written consent of VIVUS, publish, disseminate, or otherwise disclose to any third party any such property (except such disclosure as may be required by law), or use any such property for any purpose other than the performance of this Agreement.  Any inventions or other intellectual property, including without limitation protectable copyrights and trademarks, that may evolve from the data and information described above or as the result of Services performed by MEDPACE under this Agreement shall belong to VIVUS and MEDPACE agrees to assign its rights in all such inventions and/or other intellectual property to VIVUS consistent with the obligations set forth in Article 10 below.

9.2.          VIVUS acknowledges that all computer programs, software, applications, databases, proposals and other documentation generally used by MEDPACE and not directly related to, derived from or developed solely for VIVUS are the exclusive and confidential property of MEDPACE or the third parties from whom MEDPACE has secured the right of use.  VIVUS agrees that any improvement, alteration or enhancement to MEDPACE systems, software, applications or processes which are developed or implemented during the course of any Services performed hereunder, without the use of any VIVUS data, information, materials or Confidential Information (or derivatives thereof), shall be the property of MEDPACE.

10.          PATENT RIGHTS

10.1.        MEDPACE shall disclose promptly to VIVUS any and all inventions, discoveries and improvements conceived or made by MEDPACE while providing such services to VIVUS pursuant to the Agreement and constituting a modification or extension of use relating to VIVUS’s proprietary rights, and agrees to assign all its interest therein to VIVUS or its nominee; whenever requested to do so by VIVUS, MEDPACE shall execute any and all applications, assignments, or other instruments and give testimony which VIVUS shall deem necessary to apply for and obtain a patent in the United States of America and/or other applicable jurisdiction or of any foreign country or to protect otherwise VIVUS’s interests and shall compensate MEDPACE for the time devoted to said activities and reimburse it for expenses incurred.

11.          PUBLICITY

11.1.        MEDPACE shall not make any public announcements concerning this Agreement or the subject matter hereof without the prior written consent of VIVUS.

11.2         VIVUS may not use MEDPACE’s name, logo or trademark in any communication, release, notice or other publication without the express prior written consent of MEDPACE, except as required by SEC.

12.          SECURITY AND DISPOSITION OF STUDY FILES

12.1.        MEDPACE shall use commercially reasonable efforts, including, but not limited to, periodic backup of computer files, to prevent the loss or alteration of VIVUS’s study data, Confidential Information, documentation, and correspondence.  MEDPACE shall in all respects comply with any Food and Drug Administration regulations concerning the maintenance, creation and storage of records, including electronic records.

12.2.        At appropriate time points or at completion of Services under a Task Order, MEDPACE shall transfer study materials, documents and correspondence to VIVUS.  MEDPACE shall have the right to retain one copy of any study materials, documentation, and correspondence necessary solely to meet regulatory or MEDPACE’s own internal audit requirements, so long as it continues to maintain the Confidentiality requirements of Article 8.

13.          VIVUS OBLIGATIONS

13.1.        VIVUS acknowledges that performance of the Services by MEDPACE will require the co-operative involvement of both Parties, and VIVUS hereby agrees to provide such assistance as may be reasonably necessary to enable MEDPACE to perform the Services.

14.          INDEMNIFICATION

14.1         Indemnification by VIVUS

VIVUS agrees to indemnify, defend and hold harmless MEDPACE, and each officer, agent, employee and contractor of Medpace (Medpace and each such party, a “MEDPACE Indemnitee”) from any and all liability, loss, expenses (including reasonable attorneys’ fees) or damage such MEDPACE Indemnitee may suffer (“Damages”) as the result of any claim, demand, cost or judgment against them arising out of the Services to be performed pursuant to each Task Order which arise, or are alleged to arise, except as follows:

(i)            A Medpace Indemnitee shall not be entitled to indemnification hereunder to the extent such Damages are the result of the negligence or willful misconduct of such MEDPACE Indemnitee (provided all Medpace Indemnitees who are not negligent or guilty of willful misconduct causing such Damages shall still be entitled to the indemnification hereunder notwithstanding the negligence or willful misconduct of such other Medpace Indemnitee); or

(ii)           A Medpace Indemnitee shall not be entitled to indemnification hereunder to the extent such Damages are the result of a breach of any applicable federal, state or local law or a material breach of this Agreement or any Task Order by such MEDPACE Indemnitee (provided all Medpace Indemnitees not in such breach causing such Damages shall still be entitled to the indemnification hereunder notwithstanding the breach of such other Medpace Indemnitee).

14.2         Indemnification by MEDPACE

MEDPACE agrees to indemnify, defend and hold harmless VIVUS, its affiliates, and their respective officers, agents and employees, from any and all liability, loss (including reasonable attorneys’ fees) or damage any such party may suffer as the result of claims, demands, costs or judgments against them arising out of the Services to be performed pursuant to each Task Order which arise, or are alleged to, arise out of:

(i)            The negligence or willful misconduct of MEDPACE; or

(ii)           A breach of any applicable federal, state or local law or a material breach of this Agreement or any Task Order by MEDPACE.

15.          LIMITATION OF LIABILITY

15.1.        Notwithstanding the terms of Article 14 above, in no event shall VIVUS or MEDPACE be liable for any indirect, incidental, special, or consequential damages or lost profits arising out of the provision of services hereunder, even if the breaching party has been advised of the possibility of such damages unless the breaching party acted with willful misconduct in its performance of services hereunder.

16.          INSPECTIONS AND AUDITS

16.1.        VIVUS shall have the right, upon at least ten (10) days’ prior written notice to MEDPACE, to examine the standard operating procedures, facilities, books, records, papers, files and documentation, including computer files, data bases and records, at MEDPACE’s facilities and the facilities of clinical investigators contracted by MEDPACE to determine the adequacy of such records, to ensure the Services are being performed in accordance with the approved Task Orders and applicable regulations and/or to examine the financial records of MEDPACE as may be reasonably necessary to verify out-of-pocket expenses incurred during the performance of the Services.  Such inspections and audits shall be conducted during normal business hours.

16.2.        MEDPACE shall provide reasonable assistance, including making available members of its staff and providing access to all requested records, to facilitate such inspections and audits.

16.3.        MEDPACE shall take all reasonable steps required by VIVUS to cure any deficiencies found in any audit, inspection or investigation.

17.          DEBARMENT

17.1.        MEDPACE hereby represents, warrants, and certifies that neither it nor any of its officers, directors, owners, principals or employees has been or will be at any relevant time hereunder debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §335a(a) or (b), or similar local law.  In the event that any such party becomes debarred, MEDPACE shall notify VIVUS in writing immediately.

17.2.        MEDPACE hereby represents, warrants, and certifies that it has not and shall not use in any capacity the services of any individual, corporation, partnership, or association which has been debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §335a(a) or (b), or similar local law.  In the event MEDPACE becomes aware of or receives notice of the debarment of any individual, corporation, partnership, or association providing services to MEDPACE, which relate to the Services being provided under this Agreement, MEDPACE shall notify VIVUS in writing immediately.

18.          NON SOLICITATION

Neither Party and its affiliates shall during the term of this Agreement and for a period of twelve months following its termination, either directly or indirectly, hire any employee of the other Party with whom its comes into contact as a result of providing the Services, or recruit, solicit, or entice any such person to become employed by it or any affiliate and shall not approach any such employee for such purpose or encourage, authorize or approve the taking of such action by any other person.  The Parties agree that any breach of this provision would cause irreparable harm and that in addition to any and all other available remedies injunctive relief, without the necessity of a bond or other security, shall be appropriate and available.

19.          ENTIRE AGREEMENT

This Agreement contains the full understanding of the Parties with respect to the subject matter hereof and supersedes all existing agreements and all other oral, written or other communications between the Parties concerning the subject matter hereof.  This Agreement shall not be amended, modified or supplemented in any way except in writing and signed by a duly authorized representative of VIVUS and MEDPACE.

20.          GOVERNING LAW

 This Agreement shall be governed by the laws of the State of California, without reference to conflicts of laws principles.  In the event of breach or threatened breach, in addition to other remedies that may be available, Company shall have the right to seek specific performance and other injunctive and equitable relief, without the obligation to post bond or a security interest.

21.          NO WAIVER

No waiver of any term, provision, or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provisions, or conditions, or of any other term, provision, or condition of this Agreement.

22.          INDEPENDENT CONTRACTOR

In fulfilling its obligations pursuant to this Agreement, each Party shall be acting as an independent contractor.  Neither Party is granted any right or authority to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of the other Party.

23.          FORCE MAJEURE

Neither Party shall be liable or deemed to be in default for any delay due to causes beyond the reasonable control of the Party, such as: war, acts or threats of terrorism, civil disorders, acts of God, or government action; provided, that the affected Party promptly notifies the other of the cause and its effects on the Services to be performed hereunder.  Financial difficulty shall never be deemed a force majeure event.

24.          SEVERABILITY

In the event any provision of this Agreement shall be determined to be void or unenforceable, the remaining provisions shall remain in full force and effect.

25.          ASSIGNMENT

25.1         Except as set forth herein, neither Party shall assign this Agreement or any Task Order except with the express prior written consent of the other Party.

25.2         Notwithstanding anything contained herein: (i) a Party may assign this

Agreement and/or any Task Order to any Affiliate, provided that the assigning Party remains fully liable for all liabilities and obligations under this Agreement and any such Task Order; and, (ii) a Party may assign this Agreement and/or any Task Order to a Successor.

25.3         As used herein, “Affiliate means in relation to a Party, any entity controlling such Party, controlled by such Party, or under common control with such Party; and “Successor” means any entity which acquires all or substantially all assets of a Party, or all or substantially all of the assets pertaining to the subject matter of this Agreement, or any entity into which a Party is merged.

26.          SUBCONTRACTING

MEDPACE may subcontract any portion of the Services to any of its Affiliates hereunder without the prior written consent of VIVUS, provided MEDPACE remains liable for the performance of any such Subcontractor.

27.          CONFLICTS BETWEEN AGREEMENTS

In the event that there is any conflict between the provisions of this Agreement and any duly executed Task Order, the duly executed Task Order (but not any attachment there to) shall control.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

MEDPACE, INC.

Signature:	/s/ August Troendle

By:	August Troendle
(Print Name)

Title:	President

Date:	9/12/07

VIVUS

Signature:	/s/ Wesley W. Day

By:	Wesley W. Day
(Print Name)

Title:	V.P., Clinical Development

Date:	9/7/07

EXHIBIT A

FORM OF TASK ORDER

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EXHIBIT A

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MEDPACE Task Order Number: 01

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EXHIBIT A

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MEDPACE Task Order Number: 02

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*** Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

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MEDPACE Task Order Number: 03

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*** Certain information on this page has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.